Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
nLIGHT, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-253829) on Form S-3 and (Nos. 333-224461, 333-230340, 333-237029, 333-253598, and 333-263065) on Form S-8 of our report dated February 27, 2023, with respect to the consolidated financial statements of nLIGHT, Inc. and the effectiveness of internal control over financial reporting.

                            /s/ KPMG LLP

Portland, Oregon
February 27, 2023